Exhibit 99.4

MongoDB Announces Pricing of Upsized
$1.0 Billion Convertible Senior Notes Offering

NEW YORK, N.Y., January 10, 2020 -- MongoDB, Inc. (“MongoDB”) (Nasdaq: MDB), the leading modern, general purpose database platform, today announced the pricing of $1.0 billion aggregate principal amount of 0.25% convertible senior notes due 2026 (the “notes”) in a private placement to persons reasonably believed to be qualified institutional buyers pursuant to Rule 144A under the Securities Act of 1933, as amended (the “Securities Act”). The aggregate principal amount of the offering was increased from the previously announced offering size of $750.0 million. MongoDB also granted the initial purchasers of the notes a 13-day option to purchase up to an additional $150.0 million aggregate principal amount of notes. The sale of the notes is expected to close on January 14, 2020, subject to customary closing conditions.

The notes will be general unsecured obligations of MongoDB and will accrue interest payable semiannually in arrears on January 15 and July 15 of each year, beginning on July 15, 2020, at a rate of 0.25% per year. The notes will mature on January 15, 2026, unless earlier converted, repurchased or redeemed. The initial conversion rate will be 4.7349 shares of MongoDB’s Class A common stock per $1,000 principal amount of notes (equivalent to an initial conversion price of approximately $211.20 per share). The initial conversion price of the notes represents a premium of approximately 42.5% over the volume-weighted average price of MongoDB’s Class A common stock on January 9, 2020. The notes will be convertible under certain circumstances into cash, shares of MongoDB’s Class A common stock or a combination of cash and shares of MongoDB’s Class A common stock, at MongoDB’s election.

MongoDB may redeem for cash all or any portion of the notes, at its option, on or after January 20, 2023 if the last reported sale price of MongoDB’s Class A common stock has been at least 130% of the conversion price then in effect for at least 20 trading days (whether or not consecutive) during any 30 consecutive trading day period (including the last trading day of such period) ending on, and including, the trading day immediately preceding the date on which MongoDB provides notice of redemption at a redemption price equal to 100% of the principal amount of the notes to be redeemed, plus accrued and unpaid interest to, but excluding, the redemption date.

MongoDB estimates that the net proceeds from the offering will be approximately $980.0 million (or $1.13 billion if the initial purchasers exercise their option to purchase additional notes in full), after deducting the initial purchasers’ discount and estimated offering expenses payable by MongoDB. MongoDB intends to use approximately $80.8 million of the net proceeds from the offering to pay the cost of the capped call transactions described below, and approximately $479.2 million of the net proceeds from the offering to repurchase for cash approximately $210.0 million of the aggregate principal amount of MongoDB’s existing 0.75% Convertible Senior Notes due 2024 (the “2024 notes”) through individually privately negotiated transactions concurrently with the offering of the notes. MongoDB intends to use the remainder of the net proceeds for working capital and other general corporate purposes.

MongoDB expects that holders of 2024 notes that sell their 2024 notes as described above may enter into or unwind various derivatives with respect to MongoDB’s Class A common stock (including entering into derivatives with one or more of the initial purchasers in the offering or their respective affiliates) and/or purchase or sell shares of MongoDB’s Class A common stock concurrently with or shortly after the pricing of the notes. The repurchases of the 2024 notes and the potential related market activities by selling holders of the 2024 notes (such as purchases of shares of MongoDB’s Class A common stock that MongoDB expects to occur in connection with the repurchase of the 2024 notes) could increase (or reduce the size of any decrease in) the market price of MongoDB’s Class A common stock or the trading price of the notes at that time. This activity could affect the market price of MongoDB’s Class A common stock concurrently with the pricing of the notes, and could result in a higher effective conversion price for the notes.

Further, in connection with the pricing of the notes, MongoDB entered into privately negotiated capped call transactions with certain of the initial purchasers and/or their respective affiliates and other financial institutions (the “option counterparties”). The capped call transactions cover, subject to customary adjustments, the number of shares of MongoDB’s Class A common stock that initially underlie the notes. The capped call transactions are expected generally to offset the potential dilution to MongoDB’s Class A common stock upon any conversion of notes, with such reduction subject to a cap initially equal to approximately $296.42 (which represents a premium of approximately 100% over the volume-weighted average price of MongoDB’s Class A common stock on January 9, 2020). If the initial purchasers exercise their option to purchase additional notes, MongoDB expects to enter into additional capped call transactions with the option counterparties.

In connection with establishing their initial hedges of the capped call transactions, the option counterparties or their respective affiliates may enter into various derivative transactions with respect to MongoDB’s Class A common stock concurrently with or shortly after the pricing of the notes. This activity could increase (or reduce the size of any decrease in) the market price of MongoDB’s Class A common stock or the trading price of the notes at that time.

In addition, the option counterparties or their respective affiliates may modify their hedge positions by entering into or unwinding various derivatives with respect to MongoDB’s Class A common stock and/or purchasing or selling MongoDB’s Class A common stock or other securities of MongoDB in secondary market transactions following the pricing of the notes and prior to the maturity of the notes (and are likely to do so on each exercise date for the capped call transactions or following any termination of any portion of the capped call transactions in connection with any repurchase, redemption or early conversion of the notes). This activity could also cause or avoid an increase or a decrease in the market price of MongoDB’s Class A common stock or the notes, and to the extent the activity occurs during any observation period related to a conversion of notes, this could affect the number of shares and value of the consideration that a noteholder will receive upon conversion of its notes.

Neither the notes, nor any shares of MongoDB’s Class A common stock issuable upon conversion of the notes, have been registered under the Securities Act or any state securities laws, and unless so registered, may not be offered or sold in the United States absent registration or an applicable exemption from, or in a transaction not subject to, the registration requirements of the Securities Act and other applicable securities laws.

This press release is neither an offer to sell nor a solicitation of an offer to buy any securities, nor shall it constitute an offer, solicitation or sale of the securities in any jurisdiction in which such offer, solicitation or sale would be unlawful prior to the registration or qualification under the securities laws of any such jurisdiction.

About MongoDB

MongoDB is the leading modern, general purpose database platform, designed to unleash the power of software and data for developers and the applications they build. Headquartered in New York, MongoDB has more than 15,900 customers in over 100 countries. The MongoDB database platform has been downloaded over 80 million times and there have been more than one million MongoDB University registrations.

Investor Relations Contact:

Brian Denyeau

ICR for MongoDB

646-277-1251

ir@mongodb.com

Media Relations Contact:

Mark Wheeler

MongoDB

866-237-8815 x7186

communications@mongodb.com

Forward-Looking Statements

This press release contains “forward-looking statements” within the meaning of federal securities laws, including statements concerning the expected closing of the offering, potential effects of the capped call transactions and repurchases of the 2024 notes, and the anticipated use of proceeds from the offering. Forward-looking statements include all statements contained in this press release that are not historical facts and such statements are, in some cases, identified by words such as “anticipate,” “believe,” “continue,” “could,” “estimate,” “expect,” “intend,” “may,” “plan,” “project,” “will,” “would” or the negative or plural of these words or similar expressions or variations. Forward-looking statements are based on the information currently available to us and on assumptions we have made. Actual results may differ materially from those described in the forward-looking statements and are subject to a variety of assumptions, uncertainties, risks and factors that are beyond our control including, without limitation: market risks, trends and conditions; and those risks detailed from time-to-time under the caption “Risk Factors” and elsewhere in our Securities and Exchange Commission filings and reports, including our Quarterly Report on Form 10-Q filed on December 10, 2019, as well as future filings and reports by us. Except as required by law, we undertake no duty or obligation to update any forward-looking statements contained in this release as a result of new information, future events, changes in expectations or otherwise.